Corning Incorporated
Corning, New  York  14831

September 2, 1994

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, DC  20549

Attention:  Document Control -- EDGAR

SUBJECT:  Corning Incorporated Registration Statement on Form S-8

Gentlemen:

     Corning Incorporated ("Corning") is hereby filing under the Securities Exchange Act of 1933, as amended, Corning's Registration Statement on Form S-8 relating to shares of the Common Stock of Corning to be issued in connection with various employee benefit plans of Nichols Institute. The filing fee of $10,955 has been paid by wire transfer to the Commission's lockbox facility at the Mellon Bank in Pittsburgh, Pennsylvania.

     If you should have any questions or comments concerning this filing, please call me at 607-974-8404 or contact me through CompuServe at user ID 72741,206.

Very truly yours,


M. ANN GOSNELL
M. Ann Gosnell
Assistant Secretary

Enclosure

                                 Registration No. 33-__________


                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              _________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                               _________________

                              CORNING INCORPORATED
           (Exact name of registrant as specified in its charter)

              New York                                16-0393470
     (State or other jurisdiction of             (I.R.S. Employer
     incorporation or organization)           Identification No.)

          Corning, New York                          14831
     (Address of principal executive offices)      (Zip Code)
                               _________________

                               NICHOLS INSTITUTE
     THIRD AMENDED AND RESTATED 1982 INCENTIVE STOCK OPTION PLAN; THIRD AMENDED AND RESTATED 1982 NON-STATUTORY STOCK OPTION PLAN;
                       1989 INCENTIVE STOCK OPTION PLAN;
                     1989 NON-STATUTORY STOCK OPTION PLAN;
                           1992 STOCK INCENTIVE PLAN;
                1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN and
                   SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM
                           (Full title of the plans)
                               _________________

                               William C. Ughetta
                             Senior Vice President
                              and General Counsel
                              Corning Incorporated
                            Corning, New York 14831
                                 (607) 974-8247
       (Name, address, and telephone number of agent for service)
                               _________________

                        CALCULATION OF REGISTRATION FEE

                                   Proposed        Proposed    Amount of
Title of                           maximum         maximum     registration
securities         Amount being    offering price  aggregate   fee
being registered   registered      per share       offering
                                                   price
___________________________________________________________________________
Common Stock,
 par value
 $.50 per share  1,047,993 shs.(1)  $30.3125      $31,767,288  $10,955

     (1) Plus such indeterminate number of shares of Common Stock as may be required in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from certain stock dividends or a reclassification of the Common Stock.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (File No. 1-3247) are incorporated herein by reference:

     1. The Annual Report on Form 10-K for the fiscal year ended January 2, 1994, of Corning Incorporated ("Corning" or the "Company") filed pursuant to Section 13(a) of the Exchange Act.

     2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since January 2, 1994, consisting of the Company's Quarterly Reports on Form 10-Q for the twelve and twenty-four weeks ending March 27, 1994 and June 19, 1994, respectively; and the Company's Current Reports on Form 8-K dated January 24, 1994, April 6, 1994, June 28, 1994, July 26, 1994, August 3, 1994 and August 31, 1994,
respectively. Certain historical financial statements of Damon Corporation which was acquired in 1993 are included in Corning's Current Reports on Form 8-K dated August 4, 1993 and August 13, 1993.

     3. The registration statement on Form 8-A filed by the Company on July 8, 1986 which contains a description of the Company's Preferred Share Purchase Rights Plan and the Registration Statement on Form 8-A filed by the Company on October 9, 1989 which contains an amendment of the Company's Preferred Share Purchase Rights Plan.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.   Interests of Named Experts and Counsel

     William C. Ughetta, Esq., Senior Vice President and General Counsel of Corning, has rendered an opinion as to the legality of the shares of Corning Common Stock offered hereby. Mr. Ughetta owns substantially less than 1% of Corning Common Stock.

     The consolidated financial statements of Corning and subsidiary companies in this Registration Statement by reference to the 1993 Annual Report on Form 10-K have been so incorporated in reliance on the report of

Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Damon Corporation as of December 31, 1992 and 1991, and for each of the three years ended December 31, 1992, incorporated by reference in this Registration Statement by reference to Corning's Current Report on Form 8-K dated August 4, 1993 have been so incorporated in reliance on the report of Arthur Andersen & Co., independent public accountants, given on the authority of said firm as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers

     Under the New York Business Corporation Law ("NYBCL"), a corporation may indemnify its directors and officers made, or threatened to be made, a party to any action or proceeding, except for stockholder derivative suits, if such director or officer acted in good faith, for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to, the best interests of the corporation, and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. In the case of stockholder derivative suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraph may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct by (i) the disinterested directors if a quorum is available, (ii) the board upon the written opinion of independent legal counsel or (iii) the stockholders.

     The indemnification described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or when authorized by (i) such certificate of incorporation or by-laws,
(ii) a resolution of stockholders, (iii) a resolution of directors or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

     The foregoing statement is qualified in its entirety by reference to Sections 715, 717 and 721 through 725 of the NYBCL.

     Article VIII of the registrant's By-Laws provides that the registrant shall indemnify each director and officer against all costs and expenses actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of his being or having been a director or officer of the registrant to the full extent permitted by, and consistent with, the NYBCL.

     The directors and officers of the registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.


Item 8.  Exhibits

       5.1 Opinion of William C. Ughetta, Esq., Senior Vice President and General Counsel.

      23.1     Consent of Price Waterhouse LLP, independent accountants

      23.2 Consent of Arthur Andersen & Co., independent public accountants

      23.3     Consent of William C. Ughetta, Esq. (included in Exhibit 5).

      24.1     Powers of Attorney.


Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment, thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form
          S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Corning Incorporated, a New York corporation, certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on the 2nd day of September, 1994.

                                 Corning Incorporated
                                    (Registrant)

                               by /s/ WILLIAM C. UGHETTA
                                  William C. Ughetta, Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on September 2, 1994 by the following persons in the capacities indicated:

     Signature                     Capacity

/s/ JAMES R. HOUGHTON             Chairman of the Board,
   (James R. Houghton)            Principal Executive
                                  Officer and Director

/s/ VAN C. CAMPBELL               Vice Chairman,
    (Van C. Campbell)             Principal Financial Officer
                                  and Director

/s/ LARRY AIELLO, JR.             Vice President, Controller
    (Larry Aiello, Jr.)           and Principal Accounting Officer

           *                      President,
    (Roger G. Ackerman)           Principal Operating
                                  Officer and Director

           *                      Director
    (Robert Barker)


           *                      Director
     (Mary L. Bundy)


           *                      Director
  (Barber B. Conable, Jr.)


           *                      Director
     (David A. Duke)

     Signature                     Capacity


            *                     Director
     (E. Martin Gibson)


            *                     Director
     (Gordon Gund)


            *                     Director
     (John M. Hennessy)


            *                     Director
     (Vernon E. Jordan, Jr.)


            *                     Director
     (James W. Kinnear)


            *                     Director
     (James J. O'Connor)


            *                     Director
     (Catherine A. Rein)


            *                     Director
     (Henry Rosovsky)


            *                     Director
     (William D. Smithburg)


            *                     Director
     (Robert G. Stone, Jr.)



*By   /s/ WILLIAM C. UGHETTA
           (William C. Ughetta)
              Attorney-in-fact

                                 EXHIBIT INDEX

Exhibit
Number                            Description

 5.1 Opinion of William C. Ughetta, Esq., Senior Vice President and General Counsel
23.1      Consent of Price Waterhouse LLP, independent accountants
23.2      Consent of Arthur Anderson & Co., independent public accountants
23.3      Consent of William C. Ughetta, Esq. (included in Exhibit 5)
24.1 Powers of Attorney (incorporated by reference to Exhibit 24.01 to Registration Statement on Form S-4 filed with the Commission on July 28, 1994 (Registration No. 33-54793)

                                                       EXHIBIT 5.1

Corning Incorporated
Corning, New York  14831

September 2, 1994


To the Board of Directors of
     Corning Incorporated

Gentlemen:

     I am Senior Vice President and General Counsel of Corning Incorporated, a New York corporation ("Corning"), and am familiar with the preparation and filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, with respect to an aggregate of 1,047,993 shares of Corning's Common Stock, $.50 par value, which may be sold by Corning pursuant to the Third Amended and Restated 1982 Incentive Stock Option Plan; Third Amended and Restated 1982 Non-Statutory Stock Option Plan; 1989 Incentive Stock Option Plan; 1989 Non-Statutory Stock Option Plan; 1992 Stock Incentive Plan; 1993 Non-Employee Director Stock Option Plan and Supplemental Executive Retirement Program (the "Plans") of Nichols Institute, a wholly-owned subsidiary of Corning.

     In this connection, I have examined the originals, or copies certified to my satisfaction, of such corporate records of Corning, certificates of public officials and officers of Corning, and other documents as I deemed pertinent as a basis for the opinions hereinafter expressed.

     Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

     1. Corning is a corporation duly incorporated and validly existing under the laws of the State of New York;

     2. The shares of Corning's Common Stock to be sold by Corning pursuant to the Plans when issued will be duly authorized, validly issued, fully paid and non-assessable;

     3. The Plans are not subject to the provisions of the Employee Retirement Income Security Act of 1974 and are not qualified under Section 401(a) of the Internal Revenue Code.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the use of my name in "Interests of Named Experts and Counsel" in such Registration Statement.

Very truly yours,

/s/ William C. Ughetta


                                               EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 1994 (except Note 16 which is as of February 7, 1994) appearing on Page 21 of the Corning Incorporated 1993 Annual Report on Form 10-K for the year ended January 2, 1994. We also consent to the incorporation by reference of our report dated January 20, 1994 on the financial statements of Dow Corning Corporation, which appears on Page 56 of the Corning Incorporated Annual Report on Form 10-K for the year ended January 2, 1994. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in this Registration Statement.

                                        /s/ PRICE WATERHOUSE LLP

                                        Price Waterhouse LLP

1177 Avenue of the Americas
New York, NY  10036
August 30, 1994

                                                  EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 11, 1993, (except with respect to Note N, as to which the date is July 3, 1993) on the consolidated financial statements of Damon Corporation and Subsidiaries as of December 31, 1992 and 1991 and for each of the three years ended December 31, 1992 which are included in Corning's Current Report on Form 8-K filed on August 4, 1993 which is incorporated into this Registration Statement. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.




/s/ ARTHUR ANDERSON & CO.
    Arthur Anderson & Co.

Boston, Massachusetts

August 30, 1994